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EX 23.1


                                                                      Exhibit 23
                                                                          Part I

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No.'s 333-70671, 333-96325, and 333-96329 on Form S-8, Registration Statement No. 333-35579 on Form SB-2/A, Registration Statement No. 333-78889 on Form S-2/A, and Registration No. 333-54410 on Form S-3 of eB2B Commerce, Inc. of our report dated April 16, 2001, appearing in this Annual Report on Form 10-KSB of eB2B Commerce, Inc. for the year ended December 31, 2000.



/s/ Deloitte & Touche LLP

New York, New York
April 16, 2001